Q4 FY21 Earnings Release	Page 1 of 4

For more information contact:

Investors
Suzanne DuLong
+1 (206) 272-7049
s.dulong@f5.com

Media
Teri Daley
+1 (469) 939-3712
t.daley@f5.com

F5 Reports 11% Fourth Quarter Revenue Growth and 11% Fiscal Year Revenue Growth Fueled by Strong Software and Systems Demand

SEATTLE, WA - October 26, 2021 - F5 Networks, Inc. (NASDAQ: FFIV) today announced financial results for its fiscal fourth quarter and year ended September 30, 2021.
“Our very strong fourth quarter results cap a year of robust financial performance for F5,” said François Locoh-Donou, F5’s President and CEO. “With software revenue representing 45% of product revenue in the fourth quarter, and 80% of this software revenue coming from subscriptions, we continue to mark milestone after milestone in our rapid transformation to a software led business model.”
Locoh-Donou continued, “Skyrocketing application usage and heightened security awareness are driving strong demand for F5 solutions on premises, in the cloud, and across multiple clouds. Our expanded solutions portfolio and vision for enabling Adaptive Applications puts us at the intersection of these strong and sustainable secular trends and positions F5 for continued strong revenue and earnings growth.”
Fiscal Year 2021 Performance Summary
Fiscal year 2021 GAAP revenue was $2.60 billion, up 11% from GAAP revenue of $2.35 billion and 10% from non-GAAP revenue of $2.36 billion in fiscal year 2020. Fiscal year 2021 non-GAAP revenue growth was driven by 21% product revenue growth and 2% global services revenue growth over the prior year. Non-GAAP product revenue growth was driven by 37% software revenue growth and 12% systems revenue growth compared to the year ago period.
GAAP net income for fiscal year 2021 was $331 million, or $5.34 per diluted share compared to fiscal year 2020 GAAP net income of $307 million, or $5.01 per diluted share.
Non-GAAP net income for fiscal year 2021 was $671 million, or $10.81 per diluted share, compared to $575 million, or $9.37 per diluted share, in fiscal year 2020.
Fourth Quarter Performance Summary
Fourth quarter fiscal year 2021 GAAP revenue was $682 million, up 11% from GAAP revenue of $615 million and non-GAAP revenue of $617 million in the fourth quarter of fiscal year 2020. Fourth quarter fiscal year 2021 non-GAAP revenue growth was driven by 21% product revenue growth and 2% global services revenue growth over the prior year. Non-GAAP product revenue was driven by 35% software revenue growth and 12% systems revenue growth compared to the year ago period.
GAAP net income for the fourth quarter of fiscal year 2021 was $111 million, or $1.80 per diluted share compared to fourth quarter fiscal year 2020 GAAP net income of $78 million, or $1.26 per diluted share.
Non-GAAP net income for the fourth quarter of fiscal year 2021 was $185 million, or $3.01 per diluted share, compared to $150 million, or $2.43 per diluted share, in the fourth quarter of fiscal year 2020.

Q4 FY21 Earnings Release	Page 2 of 4
A reconciliation of revenue, net income, earnings per share, and other measures on a GAAP to non-GAAP basis is included in the attached Consolidated Income Statements. Additional information about non-GAAP financial information is included in this release.
Business Outlook
For the first quarter of fiscal year 2022 ending December 31, 2021, F5 expects to deliver revenue in the range of $665 million to $685 million, with non-GAAP earnings in the range of $2.71 to $2.83 per diluted share.
For fiscal year 2022, F5 expects to deliver revenue growth of 8% to 9%, including software revenue growth of 35% to 40%.
All forward-looking non-GAAP measures included in the outlook exclude estimates for amortization of intangible assets, share-based compensation expenses, significant effects of tax legislation and judicial or administrative interpretation of tax regulations (including the impact of income tax reform), non-recurring income tax adjustments, valuation allowance on deferred tax assets, and the income tax effect of non-GAAP exclusions, and do not include the impact of any future acquisitions or divestitures, acquisition-related charges and write-downs, restructuring charges, facility exit costs, or other non-recurring charges that may occur in the period. F5 is unable to provide a reconciliation of non-GAAP earnings guidance measures to corresponding U.S. generally accepted accounting principles or GAAP measures on a forward-looking basis without unreasonable effort due to the overall high variability and low visibility of most of the foregoing items that have been excluded. Material changes to any one of these items could have a significant effect on our guidance and future GAAP results. Certain exclusions, such as amortization of intangible assets and share-based compensation expenses, are generally incurred each quarter, but the amounts have historically varied and may continue to vary significantly from quarter to quarter.
Live Webcast and Conference Call
F5 will host a live webcast and conference call to review its financial results and outlook today, October 26, 2021, at 4:30 pm ET. The live webcast can be accessed from the investor relations portion of F5.com. To participate in the live call via telephone in the U.S. and Canada, dial (833) 714-0927. Outside the U.S. and Canada, dial +1 (778) 560-2886. Reference Meeting ID 687-9935. Please call at least 5 minutes prior to the call start time. The webcast replay will be archived on the investor relations portion of F5’s website.
Forward Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding the continuing strength and momentum of F5’s business, future financial performance including revenue, revenue growth and earnings growth; demand for application security and delivery services, and software products; expectations regarding future customers, markets and the benefits of products; and other statements that are not historical facts are forward-looking statements. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance of offerings; potential disruptions to F5’s business and distraction of management as F5 integrates acquired businesses, teams, and technologies; F5’s ability to successfully integrate acquired businesses’ products with F5 technologies; the ability of F5’s sales professionals and distribution partners to sell acquired businesses’ product and service offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into F5’s markets, and new product and marketing initiatives by our competitors; increased sales discounts; the business impact of the acquisitions and potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement of completion of acquisitions; uncertain global economic conditions which may result in reduced customer demand for our products and services and changes in customer payment patterns; potential disruptions to the global supply chain resulting in inability to source required parts for F5’s products or the ability to only do so at greatly increased prices thereby impacting our revenues and/or

Q4 FY21 Earnings Release	Page 3 of 4
margins; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; litigation involving patents, intellectual property, shareholder and other matters, and governmental investigations; potential security flaws in the Company’s networks, products or services; cybersecurity attacks on its networks, products or services; natural catastrophic events; a pandemic or epidemic; F5’s ability to sustain, develop and effectively utilize distribution relationships; F5’s ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5’s ability to expand in international markets; the unpredictability of F5’s sales cycle; the ability of F5 to execute on its share repurchase program including the timing of any repurchases; future prices of F5’s common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K and other documents that we may file or furnish from time to time, which could cause actual results to vary from expectations. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in F5’s most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. All forward-looking statements in this press release are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.
GAAP to non-GAAP Reconciliation
F5’s management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its products, services operations, and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is GAAP net income excluding, as applicable, stock-based compensation, amortization of purchased intangible assets, acquisition-related charges, net of taxes, restructuring charges, facility-exit costs, significant litigation and other contingencies and certain non-recurring tax expenses and benefits, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure of non-GAAP net income is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability.
The non-GAAP adjustments, and F5's basis for excluding them from non-GAAP financial measures, are outlined below:
Acquisition-related write-downs of assumed deferred revenue. Included in its GAAP financial statements, F5 records acquisition-related write-downs of assumed deferred revenue to fair value, which results in lower recognized revenue over the term of the contract. F5 includes revenue associated with acquisition-related write-downs of assumed deferred revenue in its non-GAAP financial measures as management believes it provides a more accurate depiction of revenue arising from our strategic acquisitions.
Stock-based compensation. Stock-based compensation consists of expense for stock options, restricted stock, and employee stock purchases through the company’s Employee Stock Purchase Plan. Although stock-based compensation is an important aspect of the compensation of F5’s employees and executives, management believes it is useful to exclude stock-based compensation expenses to better understand the long-term performance of the company’s core business and to facilitate comparison of the company’s results to those of peer companies.
Amortization of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Management does not believe these charges accurately reflect the performance of the company’s ongoing operations, therefore, they are not considered by management in making operating decisions. However, investors should note that the use of intangible assets contributed to F5’s revenues earned during the periods presented and will contribute to F5’s future period revenues as well.
Facility-exit costs. In fiscal year 2019, F5 relocated its headquarters in Seattle, Washington, and recorded charges in connection with this facility exit as well as other non-recurring lease activity. These charges are not representative of ongoing costs to the business and are not expected to recur. As a result, these charges are being excluded to provide investors with a more comparable measure of costs associated with ongoing operations.

Q4 FY21 Earnings Release	Page 4 of 4
Acquisition-related charges, net. F5 does not acquire businesses on a predictable cycle and the terms and scope of each transaction can vary significantly and are unique to each transaction. F5 excludes acquisition-related charges from its non-GAAP financial measures to provide a useful comparison of the company’s operating results to prior periods and to its peer companies. Acquisition-related charges consist of planning, execution and integration costs incurred directly as a result of an acquisition.
Impairment charges. In fiscal year 2021, F5 recorded impairment charges related to the permanent exit of certain floors at its Seattle headquarters. These charges are not representative of ongoing costs to the business and are not expected to recur. As a result, these charges are being excluded to provide investors with a more comparable measure of costs associated with ongoing operations.
Restructuring charges. F5 has incurred restructuring charges that are included in its GAAP financial statements, primarily related to workforce reductions and costs associated with exiting facility-lease commitments. F5 excludes these items from its non-GAAP financial measures when evaluating its continuing business performance as such items vary significantly based on the magnitude of the restructuring action and do not reflect expected future operating expenses. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of its business.
Management believes that non-GAAP net income per share provides useful supplemental information to management and investors regarding the performance of the company’s core business operations and facilitates comparisons to the company’s historical operating results. Although F5’s management finds this non-GAAP measure to be useful in evaluating the performance of the core business, management’s reliance on this measure is limited because items excluded from such measures could have a material effect on F5’s earnings and earnings per share calculated in accordance with GAAP. Therefore, F5’s management will use its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations when evaluating the performance of the company’s core business. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.
F5 believes that presenting its non-GAAP measures of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the company’s core business and is used by management in its own evaluation of the company’s performance. Investors are encouraged to look at GAAP results as the best measure of financial performance. However, while the GAAP results are more complete, the company provides investors these supplemental measures since, with reconciliation to GAAP, it may provide additional insight into the company’s operational performance and financial results.
For reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section in our attached Condensed Consolidated Income Statements entitled “Non-GAAP Financial Measures.”
About F5
F5 (NASDAQ: FFIV) is a multi-cloud application security and delivery company that enables our customers—which include the world’s largest enterprises, financial institutions, service providers, and governments—to bring extraordinary digital experiences to life. For more information, go to f5.com. You can also follow @F5 on Twitter or visit us on LinkedIn and Facebook for more information about F5, its partners, and technologies.
F5 is a trademark, service mark, or tradename of F5 Networks, Inc., in the U.S. and other countries. All other product and company names herein may be trademarks of their respective owners.
Source: F5 Networks

F5 Networks, Inc.
Consolidated Balance Sheets
(unaudited, in thousands)

	September 30,	September 30,
	2021	2020
ASSETS
Current assets
Cash and cash equivalents	$580,977	$849,556
Short-term investments	329,630	360,333
Accounts receivable, net of allowances of $3,696 and $3,105	340,536	296,183
Inventories	22,055	27,898
Other current assets	337,902	259,506
Total current assets	1,611,100	1,793,476
Property and equipment, net	191,164	229,239
Operating lease right-of-use assets	244,934	300,680
Long-term investments	132,778	102,939
Deferred tax assets	128,193	45,173
Goodwill	2,216,553	1,858,966
Other assets, net	472,558	347,447
Total assets	$4,997,280	$4,677,920
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$62,096	$64,472
Accrued liabilities	341,487	321,398
Deferred revenue	968,669	883,134
Current portion of long-term debt	19,275	19,275
Total current liabilities	1,391,527	1,288,279
Deferred tax liabilities	2,414	602
Deferred revenue, long-term	521,173	389,498
Operating lease liabilities, long-term	296,945	338,715
Long-term debt	349,772	369,047
Other long-term liabilities	75,236	59,511
Total long-term liabilities	1,245,540	1,157,373
Commitments and contingencies
Shareholders’ equity
Preferred stock, no par value; 10,000 shares authorized, no shares outstanding	—	—
Common stock, no par value; 200,000 shares authorized, 60,652 and 61,099 shares issued and outstanding	192,458	305,453
Accumulated other comprehensive loss	(20,073)	(18,716)
Retained earnings	2,187,828	1,945,531
Total shareholders’ equity	2,360,213	2,232,268
Total liabilities and shareholders’ equity	$4,997,280	$4,677,920

F5 Networks, Inc.
Consolidated Income Statements
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Years Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net revenues
Products (1)	$339,921	$278,451	$1,247,084	$1,025,856
Services	342,076	336,365	1,356,332	1,324,966
Total	681,997	614,816	2,603,416	2,350,822
Cost of net revenues (2)(3)(4)(5)(6)
Products	76,992	62,634	286,293	215,275
Services	51,686	49,333	206,853	192,612
Total	128,678	111,967	493,146	407,887
Gross profit	553,319	502,849	2,110,270	1,942,935
Operating expenses (2)(3)(4)(5)(6)
Sales and marketing	233,154	220,379	929,983	843,178
Research and development	124,700	120,300	512,627	441,324
General and administrative	69,101	63,557	273,635	258,366
Restructuring charges	—	—	—	7,800
Total	426,955	404,236	1,716,245	1,550,668
Income from operations	126,364	98,613	394,025	392,267
Other (loss) income, net	(2,865)	(1,090)	(7,088)	4,130
Income before income taxes	123,499	97,523	386,937	396,397
Provision for income taxes	12,781	19,860	55,696	88,956
Net income	$110,718	$77,663	$331,241	$307,441

Net income per share — basic	$1.83	$1.27	$5.46	$5.05
Weighted average shares — basic	60,526	61,149	60,707	60,911

Net income per share — diluted	$1.80	$1.26	$5.34	$5.01
Weighted average shares — diluted	61,606	61,636	62,057	61,378

Non-GAAP Financial Measures
Net income as reported	$110,718	$77,663	$331,241	$307,441
Acquisition-related write-downs of assumed deferred revenue	—	1,963	1,283	6,824
Stock-based compensation expense	60,522	52,198	243,279	201,949
Amortization of purchased intangible assets	12,879	10,720	48,722	34,604
Facility-exit costs	4,056	11,045	14,929	16,601
Acquisition-related charges	16,867	11,321	86,094	56,483
Impairment charges	—	—	33,825	—
Restructuring charges	—	—	—	7,800
Tax effects related to above items	(19,804)	(15,276)	(88,408)	(56,726)
Net income excluding acquisition-related write-downs of assumed deferred revenue, stock-based compensation expense, amortization of purchased intangible assets, facility-exit costs, acquisition-related charges, impairment charges, restructuring charges and non-recurring tax expenses and benefits (non-GAAP) - diluted	$185,238	$149,634	$670,965	$574,976

Net income per share excluding acquisition-related write-downs of assumed deferred revenue, stock-based compensation expense, amortization of purchased intangible assets, facility-exit costs, acquisition-related charges, impairment charges, restructuring charges and non-recurring tax expenses and benefits (non-GAAP) - diluted	$3.01	$2.43	$10.81	$9.37

Weighted average shares - diluted	61,606	61,636	62,057	61,378

(1) GAAP net product revenues	$339,921	$278,451	$1,247,084	$1,025,856
Acquisition-related write-downs of assumed deferred revenue	—	1,963	1,283	6,824
Non-GAAP net product revenues	339,921	280,414	1,248,367	1,032,680
GAAP net service revenues	342,076	336,365	1,356,332	1,324,966
Acquisition-related write-downs of assumed deferred revenue	—	—	—	—
Non-GAAP net service revenues	342,076	336,365	1,356,332	1,324,966
Total non-GAAP net revenues	$681,997	$616,779	$2,604,699	$2,357,646

(2) Includes stock-based compensation expense as follows:
Cost of net revenues	$7,204	$6,776	$29,107	$25,470
Sales and marketing	25,896	22,258	104,578	88,446
Research and development	17,109	13,367	67,155	50,271
General and administrative	10,313	9,797	42,439	37,762
	$60,522	$52,198	$243,279	$201,949

(3) Includes amortization of purchased intangible assets as follows:
Cost of net revenues	$9,468	$7,382	$35,156	$23,814
Sales and marketing	2,836	2,749	11,266	8,612
General and administrative	575	589	2,300	2,178
	$12,879	$10,720	$48,722	$34,604

(4) Includes facility-exit costs as follows:
Cost of net revenues	$678	$1,457	$2,604	$2,300
Sales and marketing	1,115	3,272	4,166	5,100
Research and development	1,309	3,328	4,661	5,257
General and administrative	954	2,988	3,498	3,944
	$4,056	$11,045	$14,929	$16,601

(5) Includes acquisition-related charges as follows:
Cost of net revenues	$10	$114	$2,532	$127
Sales and marketing	6,513	4,255	29,726	13,703
Research and development	5,935	1,511	31,055	2,838
General and administrative	4,409	5,441	22,781	39,815
	$16,867	$11,321	$86,094	$56,483

(6) Includes impairment charges as follows:
Cost of net revenues	$—	$—	$4,388	$—
Sales and marketing	—	—	10,256	—
Research and development	—	—	9,845	—
General and administrative	—	—	9,336	—
	$—	$—	$33,825	$—

F5 Networks, Inc.
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Years Ended
	September 30,
	2021	2020
Operating activities
Net income	$331,241	$307,441
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	243,279	201,948
Depreciation and amortization	115,424	95,857
Non-cash operating lease costs	38,375	39,139
Deferred income taxes	(76,930)	7,293
Impairment of assets	40,698	9,673
Other	737	2,122
Changes in operating assets and liabilities (excluding effects of the acquisition of businesses):
Accounts receivable	(46,289)	46,502
Inventories	5,843	6,503
Other current assets	(84,328)	(49,895)
Other assets	(110,653)	(25,690)
Accounts payable and accrued liabilities	22,933	34,742
Deferred revenue	216,431	35,514
Lease liabilities	(51,565)	(50,251)
Net cash provided by operating activities	645,196	660,898
Investing activities
Purchases of investments	(472,165)	(584,240)
Maturities of investments	197,279	543,065
Sales of investments	271,521	309,687
Acquisition of businesses, net of cash acquired	(411,319)	(955,574)
Purchases of property and equipment	(30,651)	(59,940)
Net cash used in investing activities	(445,335)	(747,002)
Financing activities
Proceeds from the exercise of stock options and purchases of stock under employee stock purchase plan	65,752	52,835
Repurchase of common stock	(500,000)	(100,016)
Proceeds from term debt agreement	—	400,000
Payments on term debt agreement	(20,000)	(10,000)
Payments for debt issuance costs	—	(3,040)
Taxes paid related to net share settlement of equity awards	(14,032)	(2,536)
Net cash (used in) provided by financing activities	(468,280)	337,243
Net (decrease) increase in cash, cash equivalents and restricted cash	(268,419)	251,139
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(74)	(567)
Cash, cash equivalents and restricted cash, beginning of period	852,826	602,254
Cash, cash equivalents and restricted cash, end of period	$584,333	$852,826
Supplemental disclosures of cash flow information
Cash paid for taxes, net of refunds	$99,378	$80,236
Cash paid for amounts included in the measurement of lease liabilities	61,504	60,564
Cash paid for interest on long-term debt	5,280	6,568
Supplemental disclosures of non-cash activities
Right-of-use assets obtained in exchange for lease obligations	$13,051	$402,007